Exhibit (h)(4)(b)

                             AMENDED DECEBMER 21, 2007

                                    SCHEDULE A

                    TO THE FUND ACCOUNTING AGREEMENT BETWEEN
                         FIRST PACIFIC MUTUAL FUND, INC.
                                       AND
                           ULTIMUS FUND SOLUTIONS, LLC


                                 FUND PORTFOLIOS

                              Hawaii Municipal Fund